                                                                      EXHIBIT 12



                         AMERICAN RESTAURANT GROUP, INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                     ($000)




                                                                                        YEAR ENDED
                                                               ------------------------------------------------------------
                                                     DEC. 28,  DEC. 27,      DEC. 26,    DEC. 25,     DEC. 30,     DEC. 29,
                                                      1992       1993         1994         1995         1996         1997
                                                     -------   --------     --------     --------     --------     --------
Earnings (Loss) Before Taxes & Extraordinary Items  ($12,129)  ($19,418)    ($12,073)    ($39,596)    ($36,692)    ($20,229)

ADD:
    Fixed Charges                                     32,642     34,485       37,895       38,624       39,338       39,009

    Amortization of Capitalized Interest                            145          151          179          134           75

    LESS:  Capitalized Interest                                      18          184          130          168           90

                                                      --------------------------------------------------------------------------
    Total Earnings Before Taxes,
      Extraordinary Items &Fixed Charges              20,513     15,212       25,973         (793)       2,780       18,855
                                                      ==========================================================================

    Fixed Charges
      Rent Expense (excluding % rent)                 17,415     19,283       20,523       21,844       23,919       29,874
      Interest Factor                                   33.0%      33.0%        33.0%        33.0%        33.0%        33.0%
                                                      --------------------------------------------------------------------------

Interest Portion of Rent Expenses                      5,747      6,363        6,773        7,209        7,893        9,858


Interest  Expense                                     23,185     23,741       27,691       28,004       27,714       23,984

Capitalized Interest                                                 18          184          130          168           90


Amortization of Debt Costs                             3,710      4,363        3,247        3,281        3,563        5,087
                                                      --------------------------------------------------------------------------
    Total Fixed Charges                               32,642     34,485       37,895       38,624       39,338       39,009
                                                      --------------------------------------------------------------------------

Debt Costs
Amortization of Debt Costs-Preferred

Preferred Stock Outstanding
Preferred Stock Dividends
    Pre-Tax Factor

Pre-Tax Pref. Stock Dividends

Liquidation Preference

      Total Preferred Dividends & Fees


Total Fixed Charges & Preferred Stock Dividends       32,642   $ 34,485     $ 37,895     $ 38,624     $ 39,338     $ 39,009
                                                      ==========================================================================

RATIO OF EARNINGS TO FIXED CHARGES                     0.628      0.441        0.685       (0.021)       0.071        0.483

INSUFFICIENT AMOUNT                                  $12,129   $ 19,273     $ 11,922     $ 39,417     $ 36,558     $ 20,154

RATIO OF EARNINGS TO FIXED
    CHARGES & PREF. STOCK DIVIDENDS                    0.628      0.441        0.685       (0.021)       0.071        0.483

INSUFFICIENT AMOUNT                                  $12,129   $ 19,273     $ 11,922     $ 39,417     $ 36,558     $ 20,154



                                                                   PRO FORMA
                                                                   ---------
                                                      DEC. 28,      DEC 28,
                                                        1998         1998
                                                     ---------     ---------
Earnings (Loss) Before Taxes & Extraordinary Items    ($ 9,349)    ($ 7,455)

ADD:
    Fixed Charges                                       31,926       30,255

    Amortization of Capitalized Interest                    72           72

    LESS:  Capitalized Interest                             68           68

                                                      ---------------------
    Total Earnings Before Taxes,
      Extraordinary Items &Fixed Charges                22,649       22,872
                                                      =====================

    Fixed Charges
      Rent Expense (excluding % rent)                   27,923       26,176
      Interest Factor                                     33.0%        33.0%
                                                      ---------------------

Interest Portion of Rent Expenses                        9,215        8,639

Interest  Expense                                       20,269       19,496

Capitalized Interest                                        68           68


Amortization of Debt Costs                               2,374        2,052
                                                      ---------------------
    Total Fixed Charges                                 31,926       30,255
                                                      ---------------------

Debt Costs                                               2,191        2,191
Amortization of Debt Costs-Preferred                       332          438

Preferred Stock Outstanding                             35,000       35,000
Preferred Stock Dividends                                3,660        4,326
    Pre-Tax Factor                                           1            1
                                                                   --------
Pre-Tax Pref. Stock Dividends                            3,660        4,326

Liquidation Preference                                     332          787
                                                                   --------
      Total Preferred Dividends & Fees                   4,324        5,551
                                                                   --------

Total Fixed Charges & Preferred Stock Dividends       $ 36,250     $ 35,806
                                                      =====================

RATIO OF EARNINGS TO FIXED CHARGES                       0.709        0.758

INSUFFICIENT AMOUNT                                   $  9,277     $  7,383

RATIO OF EARNINGS TO FIXED
    CHARGES & PREF. STOCK DIVIDENDS                      0.625        0.639

INSUFFICIENT AMOUNT                                   $ 13,601     $ 12,934